Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR CONTACT:

Chris A. Karkenny
Executive Vice President, Chief Financial Officer
949-639-2000

Apria Healthcare Group Inc. Announces Fourth Quarter and Full Year 2011

Financial Results

LAKE FOREST, California – March 30, 2012 – Apria Healthcare Group Inc. (“Apria” or the “Company”), a quality, cost-efficient provider of home healthcare products and services in the United States, today announced its financial results for the quarter and year ended December 31, 2011.

Recent Developments

Realignment of Management. On March 14, 2012, Apria announced the realignment of management responsibilities for its operating segments. In connection with these changes, Daniel E. Greenleaf was promoted to Chief Executive Officer of Coram, Inc., the principal operating subsidiary of the home infusion therapy segment. In connection with this appointment, Mr. Greenleaf no longer serves as the Chief Operating Officer of our home respiratory therapy/home medical equipment segment. In addition, Daniel J. Starck was named Chief Executive Officer of Apria Healthcare, Inc., the principal operating subsidiary for the home respiratory therapy/home medical equipment segment. Mr. Starck joins Apria from CorVel Corporation, where he served as Chief Executive Officer since 2007. Norman C. Payson, M.D. will continue to serve as Executive Chairman and Chief Executive Officer of the parent company, overseeing both operating segments. These structural changes give the Company dedicated focus on its home infusion therapy business, while also providing specific leadership to the home respiratory therapy/home medical equipment business.

2011 Fourth Quarter Highlights

Net revenues in the three months ended December 31, 2011 were $603.4 million, compared to $527.7 million in the three months ended December 31, 2010, an increase of $75.7 million or 14.3%. Revenue for the three months ended December 31, 2011 increased primarily due to an increase in home infusion therapy segment revenue and the previously announced acquisition of Praxair assets.

Adjusted EBITDA before projected cost savings and synergies1 for the three months ended December 31, 2011 was $70.6 million.

Net loss for the three months ended December 31, 2011 was $712.2 million. Our net loss includes the non-cash impairment charges listed below based on the results of our 2011 annual impairment testing, the tax impact associated with the impairment charges and charges related to deferred tax valuation allowances. Except as noted, all of the impairment charges relate to the home respiratory therapy/home medical equipment reporting unit.

(i)	Goodwill impairment of $509.9 million;

[1]	This press release includes several metrics, including EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies that are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). See “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” section at the end of this press release for the definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies and their reconciliation to net income (loss).

(ii)	Trade name impairment of $60.0 million ($56.4 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $3.6 million of which relates to the home infusion therapy reporting unit);

(iii)	Capitated relationships intangible asset impairment of $30.4 million;

(iv)	Patient service equipment impairment of $45.5 million;

(v)	Property, equipment and improvements impairment of $12.1 million;

(vi)	Tax benefit relating to the goodwill, intangible and long-lived assets impairment of $166.9 million; and

(vii)	Valuation allowance against our net deferred tax assets of $220.5 million.

All of these items resulted in a $711.5 million increase in our net loss in fiscal 2011.

During our 2011 impairment testing, the Company estimated that the fair value of the home infusion therapy reporting unit increased significantly compared to the fair value in 2010 and substantially exceeded the book value.

EBITDA for the three months ended December 31, 2011 was negative $603.4 million, which includes $657.9 million of non-cash impairment charges related to goodwill, intangible assets, patient service equipment and property, equipment and improvements. Of the $657.9 million of impairment charges, $654.3 million relates to our home respiratory therapy/home medical equipment reporting unit.

Full Year 2011 Highlights

Net revenues in the year ended December 31, 2011 were $2.30 billion, compared to $2.08 billion in the year ended December 31, 2010, an increase of $220.7 million or 10.6%. Revenue for the year ended December 31, 2011 increased primarily due to an increase in home infusion therapy segment revenue and the previously announced acquisition of Praxair assets. The revenue increase was partially offset by the non-renewal or termination of, or changes to, certain payor contracts, among other factors.

Adjusted EBITDA before projected cost savings and synergies for the year ended December 31, 2011 was $269.3 million.

Net loss for the year ended December 31, 2011 was $747.3 million. Our net loss includes the non-cash impairment charges listed below based on the results of our 2011 annual impairment testing, the tax impact associated with the impairment charges and charges related to deferred tax valuation allowances. Except as noted, all of the impairment charges relate to the home respiratory therapy/home medical equipment reporting unit.

(i)	Goodwill impairment of $509.9 million;

(ii)	Trade name impairment of $60.0 million ($56.4 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $3.6 million of which relates to the home infusion therapy reporting unit);

(iii)	Capitated relationships intangible asset impairment of $30.4 million;

(iv)	Patient service equipment impairment of $45.5 million;

(v)	Property, equipment and improvements impairment of $12.1 million;

(vi)	Tax benefit relating to the goodwill, intangible and long-lived assets impairment of $166.9 million; and

(vii)	Valuation allowance against our net deferred tax assets of $220.5 million.

All of these items resulted in a $711.5 million increase in our net loss in fiscal 2011.

During our 2011 impairment testing, the Company estimated that the fair value of the home infusion therapy reporting unit increased significantly compared to the fair value in 2010 and substantially exceeded the book value.

EBITDA for the year ended December 31, 2011 was negative $457.0 million, which includes $657.9 million of non-cash impairment charges related to goodwill, intangible assets, patient service equipment and property equipment and improvements. Of the $657.9 million of impairment charges, $654.3 million relates to our home respiratory therapy/home medical equipment reporting unit.

Certain Credit Statistics

Our net leverage ratio, defined as the ratio of net debt to Adjusted EBITDA, was 3.7x at December 31, 2011.

Conference Call

As previously announced, Apria will hold a conference call to discuss its fourth quarter and fiscal 2011 results on March 30, 2012 at 1:00 p.m. (Eastern Daylight Time). The conference call can be accessed live over the phone by dialing 877-722-6189 or, for international callers, 706-758-0130 or through the Investor Relations page of the Company’s website at www.apria.com. The passcode for the live call is Apria.

A replay of the conference call will be available one hour after the call and can be accessed by dialing 855-859-2056 or, for international callers, 404-537-3406 or through the Investor Relations page of the Company’s website. The passcode for the replay is 65671950. The replay will be available until April 13, 2012.

A financial results presentation will be made available immediately prior to the call on the Investor Relations page of the Company’s website at www.apria.com.

Forward Looking Statements

Statements contained herein that are not historical facts and that reflect the current view of Apria’s management about future events and financial performance are hereby identified as “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions that such “forward looking statements,” including without limitation, those relating to the Company’s future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Factors that could cause our actual results to differ materially from those expressed or implied in such forward looking statements include but are not limited to current or future government regulation of the healthcare industry, exposure to professional liability lawsuits and governmental agency investigations, the adequacy of insurance coverage and insurance reserves, as well as those factors detailed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in the Company’s filings with the Securities and Exchange Commission. The Company’s “forward looking statements” speak only as of the date hereof and the Company disclaims any intent or obligation to update “forward looking statements” herein to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

About Apria Healthcare Group Inc.

Apria provides home respiratory therapy, home infusion therapy and home medical equipment services through approximately 540 locations in the United States. With $2.3 billion in annual revenues, it is one of the nation’s leading home healthcare companies. For more information, visit www.apria.com or www.coramhc.com.

Apria Healthcare Group Inc.

Condensed Consolidated Balance Sheets

	December 31, 2011	December 31, 2010
	(Unaudited)
	(in thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$29,096	$109,137
Accounts receivable, less allowance for doubtful accounts of $53,934 and $56,559 at December 31, 2011 and December 31, 2010, respectively	337,212	282,798
Inventories	57,683	73,894
Deferred income taxes	168	47,431
Deferred expenses	3,681	3,061
Prepaid expenses and other current assets	23,927	20,221

TOTAL CURRENT ASSETS	451,767	536,542
PATIENT SERVICE EQUIPMENT, less accumulated depreciation of $176,526 and $144,074 at December 31, 2011 and December 31, 2010, respectively	166,769	169,878
PROPERTY, EQUIPMENT AND IMPROVEMENTS, NET	83,768	83,893
GOODWILL	258,725	760,088
INTANGIBLE ASSETS, NET	485,366	578,957
DEFERRED DEBT ISSUANCE COSTS, NET	44,636	53,659
OTHER ASSETS	8,997	7,523

TOTAL ASSETS	$1,500,028	$2,190,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$135,572	$86,637
Accrued payroll and related taxes and benefits	69,217	59,073
Other accrued liabilities	67,114	63,295
Deferred revenue	28,649	26,504
Current portion of long-term debt	10,301	1,323

TOTAL CURRENT LIABILITIES	310,853	236,832
LONG-TERM DEBT, net of current portion	1,017,755	1,018,098
DEFERRED INCOME TAXES	200,225	212,146
INCOME TAXES PAYABLE AND OTHER NON-CURRENT LIABILITIES	50,795	58,152

TOTAL LIABILITIES	1,579,628	1,525,228
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value: 1,000 shares authorized; 100 shares issued at December 31, 2011 and December 31, 2010	—	—
Additional paid-in capital	690,870	688,458
Accumulated deficit	(770,470)	(23,146)

TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(79,600)	665,312

	$1,500,028	$2,190,540

Apria Healthcare Group Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
	(in thousands)
Net revenues:
Fee for service arrangements	$561,183	$487,719	$2,133,487	$1,921,281
Capitation arrangements	42,231	39,931	167,892	159,437

TOTAL NET REVENUES	603,414	527,650	2,301,379	2,080,718

Costs and expenses:
Cost of net revenues:
Product and supply costs	199,287	172,880	757,850	661,145
Patient service equipment depreciation	20,916	22,610	94,386	94,453
Non-cash impairment of patient service equipment – home respiratory therapy/home medical equipment reporting unit	45,500	—	45,500	—
Home respiratory therapy services	6,551	5,615	25,380	27,286
Nursing services	10,891	10,149	42,095	37,407
Other	4,326	3,341	15,122	13,212

TOTAL COST OF NET REVENUES	287,471	214,595	980,333	833,503
Provision for doubtful accounts	18,198	31,058	69,551	70,859
Selling, distribution and administrative	317,892	279,215	1,225,400	1,066,953
Amortization of intangible assets	1,108	1,035	4,478	4,812
Non-cash impairment of property, equipment and improvements – home respiratory therapy/home medical equipment reporting unit	12,100	—	12,100	—
Non-cash impairment of goodwill, intangible and long-lived assets – ($596,668 related to the home respiratory therapy/home medical equipment reporting unit)	600,268	—	600,268	—

TOTAL COSTS AND EXPENSES	1,237,037	525,903	2,892,130	1,976,127

OPERATING (LOSS) INCOME	(633,623)	1,747	(590,751)	104,591
Interest expense	33,421	32,878	132,579	130,849
Interest income and other	(576)	(359)	(690)	(914)

LOSS BEFORE TAXES	(666,468)	(30,772)	(722,640)	(25,344)
Income tax expense (benefit)	45,708	(10,882)	24,684	(7,912)

NET LOSS	$(712,176)	$(19,890)	$(747,324)	$(17,432)

Apria Healthcare Group Inc.

Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
	2011	2010
	(Unaudited) (in thousands)
OPERATING ACTIVITIES
Net loss	$(747,324)	$(17,432)
Items included in net loss not requiring cash:
Provision for doubtful accounts	69,551	70,859
Depreciation	129,130	123,850
Amortization of intangible assets	4,478	4,812
Non-cash impairment of goodwill, intangible and long-lived assets – ($654,268 related to the home respiratory therapy/home medical equipment reporting unit)	657,868	—
Amortization of deferred debt issuance costs	12,521	10,784
Deferred income taxes	35,343	(7,299)
Profit interest compensation	3,009	4,105
Loss on disposition of assets and other	19,160	17,534
Changes in operating assets and liabilities, exclusive of effects of acquisitions:
Accounts receivable	(123,965)	(101,524)
Inventories	4,551	(5,627)
Prepaid expenses and other assets	(4,967)	4,481
Accounts payable, exclusive of book cash overdraft	34,520	(711)
Accrued payroll and related taxes and benefits	9,953	(7,769)
Income taxes payable	(11,993)	(1,794)
Deferred revenue, net of related expenses	1,525	(761)
Accrued expenses	8,455	(8,951)

NET CASH PROVIDED BY OPERATING ACTIVITIES	101,815	84,557

INVESTING ACTIVITIES
Purchases of patient service equipment and property, equipment and improvements, exclusive of effects of acquisitions	(163,083)	(117,022)
Purchases of short-term investments	—	(8,087)
Maturities of short-term investments	—	31,761
Proceeds from disposition of assets	166	638
Cash paid for acquisitions	(23,478)	(2,401)

NET CASH USED IN INVESTING ACTIVITIES	(186,395)	(95,111)

FINANCING ACTIVITIES
Proceeds from ABL Facility	10,000	—
Payments on other long-term debt	(1,365)	(1,725)
Change in book cash overdraft included in accounts payable	—	(32,533)
Debt issuance costs	(3,499)	(4,122)
Equity contribution	1,000	—
Cash paid on profit interest units	(1,597)	(92)

NET CASH USED IN FINANCING ACTIVITIES	4,539	(38,472)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(80,041)	(49,026)
Cash and cash equivalents at beginning of period	109,137	158,163

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$29,096	$109,137

Apria Healthcare Group Inc.

4th Quarter and Full Year 2011 Financial Summary

	Three Months Ended December 31,			$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
($ in millions)	2011		2010
Net Revenue	$603.4		$527.7	$75.7	14.3%
Gross Profit	361.4	(a)	313.1	48.3	15.4%
% Margin	59.9%		59.3%
Provision for Doubtful Accounts	18.2		31.1	12.9	41.5%
% of Net Revenue	3.0%		5.9%
Selling, Distribution and Administrative	317.9		279.2	(38.7)	(13.9)%
% of Net Revenue	52.7%		52.9%
Non-cash Impairment of Goodwill, Intangible and Long-lived Assets	657.9	(b)	—	(657.9)	(100.0)%
% of Net Revenue	109.0%		0.0%
Net Loss	(712.2	)(c)	(19.9)	(692.3)	(3,478.9)%
EBITDA	(603.4	)(d)	32.9	(636.3)	(1,934.0)%
Adjusted EBITDA Before Projected Cost Savings and Synergies	70.6		49.8	20.8	41.8%
% of Net Revenue	11.7%		9.4%

(a)	Gross profit excludes the $45.5 million patient service equipment impairment for comparability purposes. It is included in the non-cash impairment of goodwill, intangibles and long-lived assets line below.
(b)	In connection with the annual impairment test for fiscal 2011, we recorded the following non-cash impairment charges of $657.9 million, of which $654.3 million relates to our home respiratory therapy/home medical equipment reporting unit:

(i)	Goodwill impairment of $509.9 million;
(ii)	Trade name impairment of $60.0 million ($56.4 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $3.6 million of which relates to the home infusion therapy reporting unit);
(iii)	Capitated relationships intangible asset impairment of $30.4 million;
(iv)	Patient service equipment impairment of $45.5 million; and
(v)	Property, equipment and improvements impairment of $12.1 million.

(c)	Net loss for 2011 includes the non-cash impairment charges listed below based on the results of our 2011 annual impairment testing, the tax impact associated with the impairment charges and charges related to deferred tax valuation allowances. Except as noted, all of the impairment charges relate to the home respiratory therapy/home medical equipment reporting unit.

(i)	Goodwill impairment of $509.9 million;
(ii)	Trade name impairment of $60.0 million ($56.4 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $3.6 million of which relates to the home infusion therapy reporting unit);
(iii)	Capitated relationships intangible asset impairment of $30.4 million;
(iv)	Patient service equipment impairment of $45.5 million;
(v)	Property, equipment and improvements impairment of $12.1 million;
(vi)	Tax benefit relating to the goodwill, intangible and long-lived assets impairment of $166.9 million; and
(vii)	Valuation allowance against our net deferred tax assets of $220.5 million.

All of these items resulted in a $711.5 million increase in our net loss in fiscal 2011.

(d)	EBITDA for 2011 includes $657.9 million of goodwill, intangible and long-lived asset non-cash impairment charges, of which $654.3 million relates to our home respiratory therapy/home medical equipment reporting unit.

Apria Healthcare Group Inc.

4th Quarter and Full Year 2011 Financial Summary

	Year Ended December 31,			$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
($ in millions)	2011		2010
Net Revenue	$2,301.4		$2,080.7	$220.7	10.6%
Gross Profit	1,366.5	(a)	1,247.2	119.3	9.6%
% Margin	59.4%		59.9%
Provision for Doubtful Accounts	69.6		70.9	1.3	1.8%
% of Net Revenue	3.0%		3.4%
Selling, Distribution and Administrative	1,225.4		1,067.0	(158.4)	(14.8)%
% of Net Revenue	53.2%		51.3%
Non-cash Impairment of Goodwill, Intangible and Long-lived Assets	657.9	(b)	—	(657.9)	(100.0)%
% of Net Revenue	28.6%		0.0%
Net Loss	(747.3	)(c)	(17.4)	(729.9)	(4,194.8)%
EBITDA	(457.0	)(d)	233.2	(690.2)	(296.0)%
Adjusted EBITDA Before Projected Cost Savings and Synergies	269.3		307.3	(38.0)	(12.4)%
% of Net Revenue	11.7%		14.8%

(a)	Gross profit excludes the $45.5 million patient service equipment impairment for comparability purposes. It is included in the non-cash impairment of goodwill, intangibles and long-lived assets line below.
(b)	In connection with the annual impairment test for fiscal 2011, we recorded the following non-cash impairment charges of $657.9 million, of which $654.3 million relates to our home respiratory therapy/home medical equipment reporting unit:

(i)	Goodwill impairment of $509.9 million;
(ii)	Trade name impairment of $60.0 million ($56.4 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $3.6 million of which relates to the home infusion therapy reporting unit);
(iii)	Capitated relationships intangible asset impairment of $30.4 million;
(iv)	Patient service equipment impairment of $45.5 million; and
(v)	Property, equipment and improvements impairment of $12.1 million.

(c)	Net loss for 2011 includes the non-cash impairment charges listed below based on the results of our 2011 annual impairment testing, the tax impact associated with the impairment charges and charges related to deferred tax valuation allowances. Except as noted, all of the impairment charges relate to the home respiratory therapy/home medical equipment reporting unit.

(i)	Goodwill impairment of $509.9 million;
(ii)	Trade name impairment of $60.0 million ($56.4 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $3.6 million of which relates to the home infusion therapy reporting unit);
(iii)	Capitated relationships intangible asset impairment of $30.4 million;
(iv)	Patient service equipment impairment of $45.5 million;
(v)	Property, equipment and improvements impairment of $12.1 million;
(vi)	Tax benefit relating to the goodwill, intangible and long-lived assets impairment of $166.9 million; and
(vii)	Valuation allowance against our net deferred tax assets of $220.5 million.

All of these items resulted in a $711.5 million increase in our net loss in fiscal 2011.

(d)	EBITDA for 2011 includes $657.9 million of goodwill, intangible and long-lived asset non-cash impairment charges, of which $654.3 million relates to our home respiratory therapy/home medical equipment reporting unit.

Service Line Revenue Performance

	Three Months Ended December 31,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
($ in millions)	2011	2010
Home Respiratory Therapy and Home Medical Equipment	$314.5	$261.6	$52.9	20.2%
Home Infusion Therapy	288.9	266.1	22.8	8.6%

Total Net Revenue	$603.4	$527.7	$75.7	14.3%

	Year Ended December 31,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
($ in millions)	2011	2010
Home Respiratory Therapy and Home Medical Equipment	$1,176.6	$1,083.2	$93.4	8.6%
Home Infusion Therapy	1,124.8	997.5	127.3	12.8%

Total Net Revenue	$2,301.4	$2,080.7	$220.7	10.6%

Cash and Cash Equivalents, Capitalization & Certain Credit Statistics

The following table indicates the cash and cash equivalents, capitalization and certain credit statistics as of December 31, 2011:

($ in millions)	December 31, 2011
Cash and Cash Equivalents	$29.1
Debt
Asset Based Revolving Credit Facility	10.0
Series A-1 Notes	700.0
Series A-2 Notes	317.5
Capital Leases & Other	0.6

Total Debt	$1,028.1
Shareholders’ Deficit	(79.6)

Total Capitalization	$948.5

Net Leverage Ratio Calculations
Net Debt[1]	$999.0
Adjusted EBITDA[2]	$273.3
Net Leverage Ratio[3]	3.7x

[1]	Net debt is defined as total debt less cash and cash equivalents. This amount does not reflect outstanding letters of credit.
[2]	For the twelve months ended December 31, 2011.
[3]	Net leverage ratio is defined as the ratio of net debt to Adjusted EBITDA. The net leverage ratio calculated using Adjusted EBITDA before projected cost savings and synergies is also 3.7x.

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

This press release includes several metrics which are not calculated in accordance with GAAP, including EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow. EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow are not recognized terms under GAAP and do not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, these measures are not intended to be measures of Free Cash Flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Our presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow may not be comparable to other similarly titled measures of other companies. We believe that such measures provide useful information about our financial condition and covenant compliance under the indenture governing our Series A-1 Notes and Series A-2 Notes and in our ABL Facility to investors and we compensate for the limitations of using non-GAAP financial measures by presenting them together with GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

EBITDA is defined as net income (loss) before interest expense, net, income tax expense and depreciation and amortization.

Adjusted EBITDA is defined as net income (loss) before interest expense, net, income tax expense and depreciation and amortization, further adjusted to exclude certain non-cash items, costs incurred related to initiatives, other adjustment items and projected cost savings and synergies permitted in calculating covenant compliance under the indenture governing our Series A-1 Notes and Series A-2 Notes and the credit agreement governing our ABL Facility.

Adjusted EBITDA before projected cost savings and synergies is defined as Adjusted EBITDA less the projected cost savings and synergies that we expect to realize in connection with cost savings, restructuring and other similar initiatives.

Free Cash Flow is defined as cash provided by operating activities less purchases of patient service equipment and property, equipment and improvements, exclusive of effects of acquisitions.

The following tables provide reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow for the periods presented to the respective most closely comparable financial measures calculated in accordance with GAAP.

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2011	2010	2011	2010
Net Loss	$(712.2)	$(19.9)	$(747.3)	$(17.4)
Interest expense, net	33.0	32.5	132.0	129.8
Income tax expense (benefit)	45.7	(10.9)	24.7	(7.9)
Depreciation and amortization	30.1	31.2	133.6	128.7

EBITDA	(603.4)	32.9	(457.0)	233.2
Non-cash impairment of goodwill, intangible and long-lived assets	657.9	—	657.9	—
Non-cash items	7.0	5.9	22.1	21.6
Costs incurred related to initiatives	7.4	8.8	39.3	42.1
Other adjustments	1.7	2.2	7.0	10.4

Adjusted EBITDA Before Projected Cost Savings and Synergies	$70.6	$49.8	269.3	307.3

Projected cost savings and synergies			4.0	15.0

Adjusted EBITDA			$273.3	$322.3

Definition of Terms and Reconciliation of Non-GAAP Financial Measures (continued)

Reconciliation of Free Cash Flow

(in millions)	Three Months Ended December 31, 2011	Year Ended December 31, 2011
Net Loss (a)	$(712.2)	$(747.3)
Non-cash items (b)	764.2	931.0
Change in operating assets and liabilities	(42.0)	(81.9)

Net cash provided by operating activities	10.0	101.8
Less: Purchases of patient service equipment and property, equipment and improvements	(49.0)	(163.1)

Free Cash Flow	$(39.0)	$(61.3)

(a)	Net loss for 2011 includes the non-cash impairment charges listed below based on the results of our 2011 annual impairment testing, the tax impact associated with the impairment charges and charges related to deferred tax valuation allowances. Except as noted, all of the impairment charges relate to the home respiratory therapy/home medical equipment reporting unit.

(i)	Goodwill impairment of $509.9 million;
(ii)	Trade name impairment of $60.0 million ($56.4 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $3.6 million of which relates to the home infusion therapy reporting unit);
(iii)	Capitated relationships intangible asset impairment of $30.4 million;
(iv)	Patient service equipment impairment of $45.5 million;
(v)	Property, equipment and improvements impairment of $12.1 million;
(vi)	Tax benefit relating to the goodwill, intangible and long-lived assets impairment of $166.9 million; and
(vii)	Valuation allowance against our net deferred tax assets of $220.5 million.

All of these items resulted in a $711.5 million increase in our net loss in fiscal 2011.

(b)	Non-cash items include $657.9 million of goodwill, intangible and long-lived asset non-cash impairment charges of which $654.3 million relates to our home respiratory therapy/home medical equipment reporting unit.